Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-147909, 333-159087, 333-166490 and 333-172677, and Form S-3 No. 333-169134) of SuccessFactors, Inc. of our report dated June 23, 2011, with respect to the consolidated financial statements of Plateau Systems, Ltd. for the years ended February 28, 2011, 2010 and 2009, included in this Current Report on Form 8-K of SuccessFactors, Inc.

/s/ Ernst & Young LLP

McLean, VA

June 29, 2011